EXHIBIT 1.(10)(a)(ii)

(USAA LOGO (R)) USAA LIFE INSURANCE COMPANY

                                                               APPLICATION FOR
                                                  LIFE INSURANCE POLICY CHANGE
                                     1-800-292-8444 o  In San Antonio 456-9050

Please complete entire application unless otherwise indicated.
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      1     CHANGE REQUESTED
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FOR CONTRACT / POLICY NUMBER __________________________________

INCREASE COVERAGE:
   [ ] Increase coverage to $______________
   [ ] Increase Accidental Death Benefit to $_______________
   [ ] Increase Child Rider to $___________
   (PLEASE COMPLETE SECTIONS 5 THROUGH 8 AND THE PERSONAL PROFILE STATEMENT OF
    HEALTH.)

OPTION CHANGE:

   [ ] Change Universal Life Option from A to B (known as Flexible Premium
       Adjustable Life in DC, GA, IL, IN, MD, PA, TN, and VA)
   [ ] Change Variable Universal Life Option from A to B (known as Flexible
       Premium Variable Life in DC, GA, IL, IN, MD, PA, TN, and VA)

ADD OPTIONAL BENEFITS:

   [ ] DISABILITY  WAIVER OF PREMIUM.  NOT  AVAILABLE  FOR  UNIVERSAL  LIFE OR
       VARIABLE UNIVERSAL LIFE. If you suffer an accident or illness which results in a covered disability, this option guarantees that your premiums will be paid for you while you are disabled.

   [ ] WAIVER OF MONTHLY DEDUCTION.  AVAILABLE FOR UNIVERSAL LIFE AND VARIABLE
       UNIVERSAL LIFE. If you suffer an accident or illness which results in a covered disability, this option guarantees that your cost of insurance will be paid for you while you are disabled.

   [ ] INCREASING COVERAGE BENEFIT (ICB).  AVAILABLE FOR ANNUAL RENEWABLE TERM
       (ART) ONLY. This optional benefit automatically increases your coverage by five percent each year up to a maximum of $15,000 per year, whichever is less, WITHOUT having to prove insurability ($225,000 lifetime total maximum). There's no initial cost for this rider; you pay only the additional premium amount for the five percent increase when it is added to your policy each year.

   [ ] ACCIDENTAL  DEATH BENEFIT (ADB) OF  $___________.  AVAILABLE FOR ALL OF
       OUR LIFE INSURANCE POLICIES. If you die as a result of a covered accident, this option will pay your beneficiary an ADDITIONAL amount above the face amount you have selected for the policy. The selected ADB can be up to a maximum of $200,000, or the face amount of the policy, whichever is less. The premium for ADB is $.84 per $1,000 of coverage per year.

   [ ] CHILD RIDER FOR $__________. NOT AVAILABLE FOR SEVEN-YEAR TERM. An easy way to provide coverage for your child(ren). This rider is available in $1,000 increments from $2,000 to a maximum of $25,000. The cost for this rider is $6 per $1,000 of coverage per year. Premiums remain the same, regardless of the number of children covered. The Proposed Insured must be age 20 through 55 to select the Child Rider option.
       (PLEASE COMPLETE SECTIONS 5 THROUGH 8 AND THE PERSONAL PROFILE STATEMENT OF HEALTH.)

   [ ] SPOUSE RIDER. AVAILABLE ON MOST TERM LIFE INSURANCE POLICIES. Provides annual renewable term or level term coverage on the spouse of the primary insured at a generally lower cost than a separate policy. (YOU SHOULD COMPLETE THIS APPLICATION AND HAVE YOUR SPOUSE COMPLETE THE SEPARATE SPOUSE RIDER APPLICATION.)

   [ ] ANNUAL RENEWABLE TERM (ART) RIDER OF $ __________.  AVAILABLE FOR WHOLE
       LIFE ONLY. The ART Rider allows you to purchase additional term coverage at a generally lower cost than a separate policy.

PREMIUM RATING REVIEW [ ]
OTHER:  [ ] Increase Planned Periodic Payment To: $ _________________________
            (Universal Life/FPAL or Variable Universal Life/FPVL only)
        [ ] _________________________________________________________________.

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      2     PROPOSED INSURED (PLEASE PRINT OR TYPE)
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 NAME: FIRST        MIDDLE        LAST        BIRTH DATE:  MO   DAY  YR
 ____________________________________________|________________/_____/________
 SOCIAL SECURITY NUMBER   USAA NUMBER (IF ANY)  DRIVER'S LICENSE NUMBER AND
                                                STATE OF ISSUE
 ________________________|_____________________|_____________________________
 OCCUPATION                                     ANNUAL INCOME
 ______________________________________________|$____________________________
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      3     TOBACCO USE  (PLEASE  LIST  DETAILS  FOR EACH "YES"  ANSWER IN THE
            SPACE PROVIDED BELOW)
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A.  Has the  Proposed  Insured  smoked one or more  cigarettes  in the last 12
    months? [ ] Yes   [ ] No
B.  Has the  Proposed  Insured  used any  other  form of  tobacco  or  tobacco
    surrogate in the last 12 months? [ ] Yes   [ ] No
C.  Has the Proposed Insured ever used any form of tobacco? [ ] Yes   [ ] No

 ____|___________________|______________
 TYPE AVERAGE DAILY USAGE DATE LAST USED
 ____|___________________|______________
 TYPE AVERAGE DAILY USAGE DATE LAST USED
 ____|___________________|______________
 TYPE AVERAGE DAILY USAGE DATE LAST USED
 ____|___________________|______________
 TYPE AVERAGE DAILY USAGE DATE LAST USED


                                                                    31571-0198
LAP31571ST 1-98                                                     ----------
                                                                        ST

USAA LIFE INSURANCE COMPANY 9800 FREDERICKSBURG ROAD SAN ANTONIO, TEXAS 78288

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      4     REPLACEMENT
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Is this  application  for  insurance  intended  to  replace or modify any life insurance or annuities now in force on the life of any Proposed Insured? (This information is required by state regulations.) [ ] NO [ ] YES IF YES, PLEASE LIST EACH POLICY TO BE REPLACED.

 _____________________________________________________________________________
 COMPANY                 AMOUNT             ISSUE DATE           POLICY NUMBER

 _____________________________________________________________________________
 COMPANY                 AMOUNT             ISSUE DATE           POLICY NUMBER

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      5     CHILD  RIDER  (AVAILABLE  FOR  CHILDREN  AGE  17  AND  UNDER;  NOT
            AVAILABLE IN HAWAII)
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 If coverage is not desired, proceed to Question 6

    CHILD'S NAME  BIRTH DATE: MO/DAY/YR   SOCIAL SECURITY NUMBER     HEIGHT    WEIGHT   AMOUNT OF LIFE
                                                                                        INSURANCE NOW
                                                                                           IN FORCE
 1.______________|______/______/________|_________________________|__FT  __IN |___LBS |_______________
 2.______________|______/______/________|_________________________|__FT  __IN |___LBS |_______________
 3.______________|______/______/________|_________________________|__FT  __IN |___LBS |_______________

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      6     AVOCATION
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Complete this section for all persons  covered,  including those covered under the Child Rider. Has any Proposed Insured ever participated in or does any Proposed Insured plan to participate in (within the next 12 months) any of the
following:  [ ] No   [ ] Yes  IF YES, CHECK ALL THAT APPLY AND PROVIDE DETAILS
BELOW.

  [ ] AUTOMOBILE RACING  [ ] ROCK OR MOUNTAIN CLIMBING  [ ] ULTRALIGHT FLYING
  [ ] HANG GLIDING       [ ] BALLOONING
  [ ] SKYDIVING          [ ] POWERBOAT RACING           [ ] MOTORCYCLE RACING
  [ ] SCUBA DIVING

 _____________________________________________________________________________
 PROPOSED INSURED    AVOCATION    TIMES PER MONTH    DETAILS (SPEEDS ATTAINED,
                                                 DEPTHS/HEIGHTS REACHED, ETC.)
 _____________________________________________________________________________
 PROPOSED INSURED    AVOCATION    TIMES PER MONTH    DETAILS (SPEEDS ATTAINED,
                                                 DEPTHS/HEIGHTS REACHED, ETC.)
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      7     FOREIGN RESIDENCE / TRAVEL
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Complete this section for all persons  covered,  including those covered under the Child Rider. This questions applies to active duty personnel as well as to civilians. Do not include vacation travel of 30 days or less to Europe, Canada, Mexico or Japan.

Do any of the Proposed  Insureds plan to travel or reside in a foreign country
within the next 12 months? [ ] No   [ ] Yes
IF YES, PROVIDE DETAILS AS INDICATED BELOW.

 _____________________________________________________________________________
 PROPOSED INSURED      COUNTRY NAME      PURPOSE OF VISIT      LENGTH OF STAY
 _____________________________________________________________________________
 PROPOSED INSURED      COUNTRY NAME      PURPOSE OF VISIT      LENGTH OF STAY
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      8     AVIATION
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Complete this section for all persons  covered,  including those covered under the Child Rider. Please give name of Proposed Insured and details regarding type of aircraft, FAA certificate type(s), and hours flown.

Has the Proposed Insured ever flown or does any Proposed Insured plan to fly in the next 24 months as a pilot, crew member, student, or in any capacity other than as a passenger? [ ] NO [ ] YES IF YES, COMPLETE THE FOLLOWING.

 NAME OF PROPOSED INSURED:                                                                     HOURS FLOWN
 ____________________________________________________________________________________________________________________
 ACTIVE DUTY OR RESERVE    BRANCH OF SERVICE    MAJOR COMMAND    TYPE(S) OF AIRCRAFT    NEXT 12   LAST 12   13-24 MOS
                                                                                        MONTHS    MONTHS        AGO
                                                                     [ ] PILOT
                                                                     [ ] CREW MEMBER
 ________________________|___________________|________________|_______________________|_________|_________|__________
 COMMERCIAL                                                          [ ] PILOT
                                                                     [ ] CREW MEMBER
 _____________________________________________________________|_______________________|_________|_________|__________
 CIVILIAN  PLEASURE                                                  [ ] PILOT
                                                                     [ ] CREW MEMBER
 _____________________________________________________________|_______________________|_________|_________|__________

 TOTAL HOURS FLOWN WHILE IN CHARGE OF AN AIRCRAFT: ____ MILITARY ____ CIVILIAN If aviation participation requires a restriction for the additional coverage, which do you prefer?
      []    Pay additional premium
      []    Have policy contain an Aviation Exclusion except when traveling as a passenger.

 NOTE: THE ABOVE OPTIONS DO NOT APPLY TO THE ACCIDENTAL DEATH BENEFIT. THE AVIATION EXCLUSION FOR THAT BENEFIT CANNOT BE WAIVED.


                                                                    31571-0198
LAP31571ST 1-98                                                     ----------
                                                                        ST

USAA LIFE INSURANCE COMPANY 9800 FREDERICKSBURG ROAD SAN ANTONIO, TEXAS 78288

PERSONAL PROFILE
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      STATEMENT OF HEALTH  (COMPLETE  THIS  SECTION FOR ALL PROPOSED  INSURERS
      INCLUDING ANY PERSON TO BE COVERED BY THE CHILD RIDER)
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Give full details of any "YES" answers to questions #3 or #4.  Include  dates, name of Proposed Insured, name and address of physician consulted, reason for visit, type of treatment, and any medication prescribed in the MEDICAL DETAILS section listed below.

1.    Height and weight of  Proposed  Insured.  _______  Feet  _______  Inches
      _______ Lbs.
2.    Has there been any change in weight during the last 12 months?
      [ ] Yes [ ] No   If yes, please explain. Gain: ____ Lbs. Loss: ____ Lbs.
3.    Has any Proposed Insured under the basic policy or under the Child Rider
      ever:                                                          YES    NO
      A.    Had a life or health insurance  application declined,
            postponed, modified or rated?                            [ ]   [ ]
      B.    Had or been treated by a physician or consulted  with
            a health advisor for any of the following:
            1.    Disorder of eyes, ears, nose or throat?            [ ]   [ ]
            2.    High blood pressure,  chest pain,  heart attack
                  or other cardiovascular disorder?                  [ ]   [ ]
            3.    Disorder of the kidney, genitourinary tract, or
                  reproductive system?                               [ ]   [ ]
            4.    Diabetes,  hyperthyroidism  or other  endocrine
                  gland disorder?                                    [ ]   [ ]
            5.    Ulcers, hepatitis,  disorder of pancreas, liver
                  or intestines?                                     [ ]   [ ]
            6.    Cancer,  tumors,  arthritis,  disorder  of  the
                  bones or joints, or connective tissue disease?     [ ]   [ ]
            7.    Disorder   of  the  blood,   lymph   glands  or
                  respiratory system?                                [ ]   [ ]
            8.    Mental, nervous system, or brain disorder?         [ ]   [ ]
            9.    Alcoholism or advised to reduce or  discontinue
                  the use of alcohol for health reasons?             [ ]   [ ]
      C.    Consulted  for any other  reason a physician or other
            physical  or mental  health  advisor  within the last
            five years?                                              [ ]   [ ]
      D.    Used  marijuana,   cocaine,   heroin,   barbiturates,
            hallucinogens or amphetamines unless on the advice of
            a physician?                                             [ ]   [ ]
      E.    Been diagnosed or treated by a physician for Acquired
            Immune  Deficiency   Syndrome  (AIDS),   AIDS-related
            complex (ARC), or AIDS-related condition?                [ ]   [ ]
      F.    Been  diagnosed  or  treated by a  physician  for any
            other  sexually   transmitted   disease  (other  than
            AIDS/ARC)?                                               [ ]   [ ]
4.    Did mother or father of any Proposed Insured die before age
      60 of cardiovascular disease?                                  [ ]   [ ]

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      MEDICAL DETAILS (ATTACH A SEPARATE SHEET IF MORE SPACE IS REQUIRED)
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 QUESTION #          PROPOSED INSURED         VISIT DATE          VISIT REASON
 _____________________________________________________________________________
 _____________________________________________________________________________
 _____________________________________________________________________________
 _____________________________________________________________________________
 _____________________________________________________________________________
 _____________________________________________________________________________

 DOCTOR'S NAME/ADDRESS                 TREATMENT                    MEDICATION
 _____________________________________________________________________________
 _____________________________________________________________________________
 _____________________________________________________________________________
 _____________________________________________________________________________
 _____________________________________________________________________________
 _____________________________________________________________________________

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      SPECIAL REQUESTS (WRITE IN ANY SPECIAL INSTRUCTIONS HERE)
 -----------------------------------------------------------------------------
 _____________________________________________________________________________
 _____________________________________________________________________________
 _____________________________________________________________________________
 _____________________________________________________________________________
 _____________________________________________________________________________
 _____________________________________________________________________________


                                                                    31571-0198
LAP31571ST 1-98                                                     ----------
                                                                        ST

USAA LIFE INSURANCE COMPANY 9800 FREDERICKSBURG ROAD SAN ANTONIO, TEXAS 78288

AUTHORIZATION

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      HOME OFFICE ADDITIONS AND CORRECTIONS (DO NOT WRITE IN THIS SPACE)
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No change in age at issue, plan of insurance, amount, risk classification,  or benefits shall be effective unless agreed to in writing by the Proposed Insured and the applicant it other than the Proposed Insured.

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      CONDITIONS RELATING TO THIS APPLICATION / NOTICES
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The Proposed  Insured and the applicant,  if other than the Proposed In sured, represent that all statements and answers contained in this application are complete and true as written to the best of their knowledge and belief and are offered as consideration for the insurance applied for. It is expressly agreed that:

1. The company is authorized to amend this application by an appropriate notation in the space designated HOME OFFICE ADDITIONS AND CORRECTIONS in order to correct any apparent errors or omissions. However, no change in age at issue, plan of insurance, amount, risk classification, or benefits shall be effective unless agreed to in writing by the Proposed Insured and the applicant if other than the Proposed Insured. The acceptance of any insurance issued as a result of this application shall constitute an acceptance of such amendments.

2. The company shall incur no liability under this application prior to delivery of written confirmation of coverage unless and until all conditions expressed hereinafter are met:

(a) an amount equal to the first full premium for the method of payment you selected is received by the company, and

(b) all underwriting requirements, including any medical examinations re quired by the company's rules are complete.

If the Proposed Insured is an acceptable risk for insurance exactly as ap plied for without modification of plan, premium rate, or amount of insurance under the company's rules and practices, then the insurance under the coverage applied for shall become effective on the latest of: the date the company receives the application, the date of completion of all underwriting requirements, or any date of issue requested in the application. If any of the above conditions are not met, the liability of the company shall be limited to the return of the premium submitted. PRIOR TO DELIVERY OF WRITTEN CONFIRMATION OF COVERAGE, THE COMPANY'S MAXIMUM LIABILITY UNDER THIS APPLICATION SHALL NOT EXCEED $200,000, INCLUDING ACCIDENTAL DEATH BENEFIT.

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      AUTHORIZATION
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I hereby authorize any licensed  physician,  medical  practitioner,  hospital, clinic, or medically-related facility, insurance company, Medical Information Bureau, or any other organization, institution, or person that has any records or knowledge of me or my health or that of any child to be insured, to provide USAA Life Insurance Company any such information, including information about AIDS, HIV, drugs, alcoholism, or mental illness. I further authorize USAA Life Insurance Company to release any information obtained by this authorization to its reinsurers, to the Medical Information Bureau, and other insurance companies with which I have policies or to which I may apply or to which a claim for benefits may be submitted, and to other persons or organizations performing business or legal services in connection with my application or claim. I agree that this authorization will remain in force for 2 1/2 years from its date and that a reproduction shall be as valid as the original.

I authorize the company to obtain an investigative consumer report on me or any child to be insured and elect the opportunity to be interviewed if such a report is prepared.

I agree that any new insurance coverage issued as a result of this application will be subject to the suicide and contestability provisions of my existing contract, beginning on the effective date of such new insurance coverage.

I have read and understand the above authorization. I also acknowledge receipt and review of the Notice of Privacy and Disclosure practices attached to the application envelope.

NOTE: The following  certification is required by the Internal Revenue Service
(IRS) and does not affect your insurability.

CERTIFICATION - Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), AND

2. I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding (does not apply to real estate transactions, mortgage interest paid, the acquisition or abandonment of secured property, contributions to an individual retirement arrangement (IRA), and payments other than interest and dividends).

CERTIFICATION INSTRUCTIONS - You must cross out item (2) above if you have been notified by IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.


DATED AT__________________THIS___________DAY OF___________________,___________
           CITY      STATE                                            YEAR
 _____________________________________________________________________________
 SIGNATURE OF PROPOSED INSURED OF BASIC POLICY (PARENT IF UNDER 15)

 _____________________________________________________________________________
 SIGNATURE OF WITNESS (A NOTARY IS NOT REQUIRED)

 _____________________________________________________________________________
 SIGNATURE OF POLICYOWNER IF OTHER THAN PROPOSED INSURED

                                                                    31571-0198
LAP31571ST 1-98                                                     ----------
                                                                        ST

USAA LIFE INSURANCE COMPANY 9800 FREDERICKSBURG ROAD SAN ANTONIO, TEXAS 78288